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                                                                EXHIBIT 99(d)(2)

                          INVESTMENT ADVISORY AGREEMENT

      INVESTMENT ADVISORY AGREEMENT (the "Agreement") made as of this 29th day of April, 2005 by and between THE FINANCE COMPANY OF PENNSYLVANIA (the "Fund"), a Pennsylvania corporation registered as an investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and SCHRODER INVESTMENT MANAGEMENT NORTH AMERICA INC. (the "Adviser"), a Delaware corporation with its principal place of business at 875 Third Avenue, 22nd Floor, New York, NY 10022.

                                   WITNESSETH

      WHEREAS, the Board of Directors (the "Board") of the Fund has selected the Adviser to act as an investment adviser to the Fund and to provide certain related services, as more fully set forth below, and to perform such services under the terms and conditions hereinafter set forth;

      NOW, THEREFORE, in consideration of the mutual covenants and benefits set forth herein, the Fund and the Adviser do hereby agree as follows:

      1. THE ADVISER'S SERVICES.

            (a) Discretionary Investment Management Services. The Adviser shall act as a fixed income investment adviser with respect to all of the securities and other assets of the Fund entrusted to it hereunder (the "Assets"). In such capacity, the Adviser shall, subject to the supervision of the Board, regularly provide the Fund investment research, advice and supervision and shall furnish continuously a fixed income investment program for the Assets, consistent with the investment objectives and policies of the Fund. The Adviser shall determine, from time to time, what fixed income securities shall be purchased, what securities shall be held or sold and what portion of the Assets shall be held uninvested in cash, subject always to the provisions of the Fund's Articles of Incorporation, Amended and Restated By-Laws and its registration statement on Form N-1A (the "Registration Statement") under the 1940 Act covering Fund shares, as filed with the Securities and Exchange Commission (the "Commission"), to the investment objectives, policies and restrictions of the Fund as notified in writing to the Adviser from time to time and to any written instructions and directions approved by the Board and provided to the Adviser, as each of the same shall be from time to time in effect. To carry out such obligations, the Adviser shall exercise full discretion and act for the Fund in the same manner and with the same force and effect as the Fund itself might or could do with respect to purchases, sales or other transactions, as well as with respect to all other such things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions. The Board, in its sole discretion, may establish or revise policies in connection with the management of the Fund and the Assets or to otherwise exercise its right to control the overall management of the Fund.

            (b) Compliance. The Adviser agrees to comply with the requirements of the 1940 Act, the Investment Advisers Act of 1940, as amended (the "Advisers Act"), the Securities Act of 1933, as amended (the "1933 Act"), the Securities Exchange Act of

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      1934, as amended (the "1934 Act"), the Commodity Exchange Act and the respective rules and regulations thereunder, as applicable, as well as with all other applicable federal and state laws, rules, regulations and case law that relate to the services and relationships described hereunder and to the conduct of its business as a registered investment adviser. In the performance of its duties hereunder, the Adviser further agrees to comply with the objectives, policies and restrictions set forth in the Registration Statement, as amended or supplemented, of the Fund, and with any policies, guidelines, instructions and procedures approved by the Board and provided to the Adviser. In selecting the Fund's fixed income securities and performing the Adviser's obligations hereunder, the Adviser shall cause the Assets to comply with the diversification and source of income requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), for qualification as a regulated investment company. The Adviser shall maintain compliance procedures that it reasonably believes are adequate to ensure its compliance with the foregoing. No supervisory activity undertaken by the Board shall limit the Adviser's full responsibility for any of the foregoing.

            (c) Proxy Voting. Except under the circumstances set forth below, the Adviser shall not be responsible for reviewing proxy solicitation materials or voting and handling proxies in relation to the Assets. If the Adviser receives a misdirected proxy, it shall promptly forward such misdirected proxy to the Fund. The Adviser hereby agrees that upon 60 days' written notice from the Fund, the Adviser shall assume responsibility for reviewing proxy solicitation materials and voting proxies in relation to the Assets. At such time, the Adviser shall carry out such responsibility in accordance with any instructions that the Board shall provide from time to time, and at all times in a manner consistent with Rule 206(4)-6 under the Advisers Act and its fiduciary responsibilities to the Fund. In addition, the Adviser shall provide periodic reports and keep records relating to proxy voting as the Board may reasonably request or as may be necessary for the Fund to comply with the 1940 Act and other applicable law. Any delegation of proxy voting responsibility to the Adviser may be revoked or modified by the Board at any time.

            (d) Recordkeeping. The Adviser shall not be responsible for the provision of administrative, bookkeeping or accounting services to the Fund, except as otherwise provided herein or as may be necessary for the Adviser to supply to the Fund or its Board the information required to be supplied under this Agreement.

            The Adviser shall maintain separate books and detailed records of all matters pertaining to the Assets required by Rule 31a-1 under the 1940 Act (other than those records being maintained by any administrator, custodian or transfer agent appointed by the Fund) relating to its responsibilities provided hereunder with respect to the Assets, and shall preserve such records for the periods and in a manner prescribed therefore by Rule 31a-2 under the 1940 Act (the "Fund Books and Records"). The Fund Books and Records shall be available to the Board at any time upon request, shall be delivered to the Fund upon the termination of this Agreement and shall be available without delay during any day the Fund is open for business.

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            (e) Holdings Information and Pricing. The Adviser shall provide regular reports regarding the Assets, and shall, on its own initiative, furnish the Fund and its Board from time to time with whatever information the Adviser believes is appropriate for this purpose. The Adviser agrees to immediately notify the Fund if the Adviser reasonably believes that the value of any security held as part of the Assets may not reflect fair value. The Adviser agrees to provide any pricing information of which the Adviser is aware to the Fund, its Board and/or any Fund pricing agent to assist in the determination of the fair value of those Fund holdings for which market quotations are not readily available or as otherwise required in accordance with the 1940 Act or the Fund's valuation procedures for the purpose of calculating the Fund net asset value in accordance with procedures and methods established by the Board.

            (f) Cooperation with Agents of the Fund. The Adviser agrees to cooperate with and provide reasonable assistance to the Fund, any Fund custodian or foreign sub-custodians, any Fund pricing agents and all other agents and representatives of the Fund, with respect to such information regarding the Fund as they may reasonably request from time to time in the performance of their obligations, provide prompt responses to reasonable requests made by such persons and establish appropriate interfaces with each so as to promote the efficient exchange of information and compliance with applicable laws and regulations.

      2. CODE OF ETHICS. The Adviser has adopted a written code of ethics that it reasonably believes complies with the requirements of Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act, which it has provided to the Fund. The Adviser shall ensure that its Access Persons (as defined in Rule 17j-1 and Rule 204A-1) comply in all material respects with the Adviser's Code of Ethics, as in effect from time to time. Upon request, the Adviser shall provide the Fund with a (i) copy of the Adviser's current Code of Ethics, as in effect from time to time, and (ii) certification that it has adopted procedures reasonably necessary to prevent Access Persons from engaging in any conduct prohibited by the Adviser's Code of Ethics. Annually, the Adviser shall furnish a written report, which complies with the requirements of Rule 17j-1, concerning the Adviser's Code of Ethics to the Fund's Board. The Adviser shall respond to requests for information from the Fund as to violations of the Code by Access Persons and the sanctions imposed by the Adviser. The Adviser shall immediately notify the Fund of any material violation of the Code, whether or not such violation relates to a security held by any Fund.

      3. INFORMATION AND REPORTING. The Adviser shall provide the Fund and its respective officers with such periodic reports concerning the obligations the Adviser has assumed under this Agreement as the Fund may from time to time reasonably request.

            (a) Notification of Breach / Compliance Reports. The Adviser shall notify the Fund's chief compliance officer immediately upon detection of
      (i) any material failure to manage the Assets in accordance with the Fund's investment objectives and policies, the Board approved written guidelines and instructions or any applicable law; or (ii) any material breach of the Fund's or the Adviser's policies, guidelines or procedures in connection with management of the Assets. The Adviser agrees to correct any such failure promptly and to take any action that the Board may reasonably request in

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      connection with any breach of the Fund's or the Adviser's policies. In addition, the Adviser shall provide a quarterly report regarding the Assets' compliance with the Fund's investment objectives and policies, applicable law, including, but not limited to the 1940 Act and Subchapter M of the Code, and the Fund's policies, guidelines or procedures as applicable to the Adviser's obligations under this Agreement. Upon request, the Adviser shall also provide the officers of the Fund with supporting certifications in connection with such certifications of Fund financial statements and disclosure controls pursuant to the Sarbanes-Oxley Act. The Adviser will promptly notify the Fund in the event
      (i) the Adviser is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board, or body, involving the affairs of the Fund (excluding class action suits in which the Fund is a member of the plaintiff class by reason of the Fund's ownership of shares in the defendant) or the compliance by the Adviser with the federal or state securities laws or (ii) an actual change in control of the Adviser resulting in an "assignment" (as defined in the 1940 Act) has occurred or is otherwise proposed to occur.

            (b) Board and Filings Information. The Adviser will also provide the Fund with any information reasonably requested regarding the services provided hereunder required for any meeting of the Board, or for any shareholder report, Form N-CSR, Form N-Q, Form N-PX (if applicable), amended registration statement, proxy statement, or prospectus supplement to be filed by the Fund with the Commission. The Adviser will make its officers and employees available to meet with the Board from time to time on due notice to review its services to the Fund in light of current and prospective economic and market conditions and shall furnish to the Board such information as may reasonably be necessary in order for the Board to evaluate this Agreement or any proposed amendments thereto.

            (c) Transaction Information. The Adviser shall furnish to the Fund such information concerning portfolio transactions as may be necessary to enable the Fund or its designated agent to perform such compliance testing on the Assets and the Adviser's services as the Fund may, in its sole discretion, determine to be appropriate. The provision of such information by the Adviser to the Fund or its designated agent in no way relieves the Adviser of its own responsibilities under this Agreement.

      4. BROKERAGE.

            (a) Principal Transactions. In connection with purchases or sales of securities for the account of the Fund, neither the Adviser nor any of its directors, officers or employees will act as a principal or agent or receive any commission except as permitted by the 1940 Act and the Fund's policies and procedures.

            (b) Placement of Orders. The Adviser shall arrange for the placing of all orders for the purchase and sale of securities for the Fund's account with brokers or dealers selected by the Adviser. In the selection of such brokers or dealers and the placing of such orders, the Adviser is directed at all times to seek for the Fund the most favorable execution and net price available under the circumstances. The Adviser is not authorized to enter into any arrangements for receipt of brokerage, research or other

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      benefits in connection with transactions effected on behalf of the Fund and may not use commissions paid on Fund portfolio transactions to obtain brokerage or research services, as defined in Section 28(e) of the 1934 Act.

            (c) Aggregated Transactions. On occasions when the Adviser deems the purchase or sale of a security to be in the best interest of the Fund as well as other clients of the Adviser, the Adviser may, to the extent permitted by applicable law and regulations, aggregate the order for securities to be sold or purchased. In such event, the Adviser will allocate securities so purchased or sold, as well as the expenses incurred in the transaction, in a manner the Adviser reasonably considers to be equitable and consistent with its fiduciary obligations to the Fund and to such other clients under the circumstances.

            (d) Affiliated Brokers. The Adviser or any of its affiliates may not act as broker in connection with the purchase or sale of securities or other investments for the Fund.

      5. CUSTODY. Nothing in this Agreement shall permit the Adviser to take or receive physical possession of cash, securities or other investments of the Fund. The Assets shall be held in the custody of an entity chosen by the Fund to act as the Fund's custodian (the "Custodian"). The Fund has notified the Adviser that as of the date hereof the Custodian is PFPC Trust Co., and shall notify the Adviser in advance of any subsequent changes in the Custodian. The Fund represents and agrees that any such Custodian shall be a "qualified custodian" as defined in rule 206(4)-2 under the Advisers Act. The Fund shall be responsible for all custodial arrangements and the payment of all custodial charges and fees. The Assets are held in the custody of the Custodian, and the Adviser shall have no responsibility or liability with respect to custody arrangements or the acts, omissions or other conduct of the Custodian.

      6. ALLOCATION OF CHARGES AND EXPENSES. The Adviser will bear its own costs of providing services hereunder. Other than as herein specifically indicated, the Adviser shall not be responsible for the Fund's expenses, including brokerage and other expenses incurred in placing orders for the purchase and sale of securities and other investment instruments.

      7.    REPRESENTATIONS, WARRANTIES AND COVENANTS.

            (a) Properly Registered. The Adviser is registered as an investment adviser under the Advisers Act, and will remain so registered for the duration of this Agreement. The Adviser is not prohibited by the Advisers Act or the 1940 Act from performing the services contemplated by this Agreement, and to the best knowledge of the Adviser, there is no proceeding or investigation that is reasonably likely to result in the Adviser being prohibited from performing the services contemplated by this Agreement. The Adviser agrees to promptly notify the Fund of the occurrence of any event that would disqualify the Adviser from serving as an investment adviser to a registered investment company. The Adviser is in compliance in all material respects with all applicable federal and state law in connection with its investment management operations.

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            (b) ADV Disclosure. The Adviser has provided the Fund with a copy of its Form ADV as most recently filed with the SEC and will, promptly after filing any amendment to its Form ADV with the SEC, furnish a copy of such amendments to the Fund. The information contained in the Adviser's Form
      ADV is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

            (c) Fund Disclosure Documents. The Adviser has reviewed and will in the future review, the Registration Statement (and any amendments or supplements thereto) and any other applicable report filed with the Commission presented to the Adviser for its review (collectively, the "Disclosure Documents") and represents and warrants that with respect to disclosure about the Adviser, the manner in which the Adviser manages the Assets or information relating directly or indirectly to the Adviser, such Disclosure Documents contain or will contain, as of the date thereof, no untrue statement of any material fact and does not omit any statement of material fact which was required to be stated therein or necessary to make the statements contained therein not misleading.

            (d) Insurance. The Adviser maintains errors and omissions insurance coverage in an appropriate amount and shall provide prior written notice to the Fund (i) of any material changes in its insurance policies or insurance coverage; or (ii) if any material claims will be made on its insurance policies. Furthermore, the Adviser shall, upon reasonable request, provide the Fund with any information it may reasonably require concerning the amount of or scope of such insurance.

            (e) No Detrimental Agreement. The Adviser represents and warrants that it has no arrangement or understanding with any party, other than the Fund, that would influence the decision of the Adviser with respect to its selection of securities for the Fund, and that all selections shall be done in accordance with what is in the best interest of the Fund.

            (f) Conflicts. The Adviser shall act honestly, in good faith and in the best interests of the Fund including requiring any of its personnel with knowledge of Fund activities to place the interest of the Fund first, ahead of their own interests, in all personal trading scenarios that may involve a conflict of interest with the Fund, consistent with its fiduciary duties under applicable law.

            (g) Representations of the Adviser. The representations and warranties of the Adviser in this Section 7 shall be deemed to be made on the date this Agreement is executed and at the time of delivery of the quarterly compliance report required by Section 3(a), whether or not specifically referenced in such report.

            (h) Representations of the Fund. The execution and delivery of this Agreement by the Fund shall constitute the representation and the warranty of the Fund (i) that it has full power and authority to enter into this Agreement, (ii) that the terms hereof do not violate any term or condition of any document relating to the Assets or any obligation by which either the Fund or the Assets is governed or bound, whether arising

                                       6
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      by contract, operation of law or otherwise, and that the Fund has received all necessary authorizations to enter into this Agreement, (iii) that this Agreement has been duly authorized and when so executed and delivered will be binding upon the Fund, and (iv) that there are no restrictions on the ownership by the Fund or the transferability of any securities included in the Assets.

      8. ADVISER'S COMPENSATION. The Fund shall pay to the Adviser, as compensation for the Adviser's services hereunder, a fee, determined as described in Schedule A that is attached hereto and made a part hereof.

      In the event of termination of this Agreement, the fee provided in this Section shall be computed on the basis of the period ending on the last business day on which this Agreement is in effect subject to a pro rata adjustment based on the number of days elapsed in the current month as a percentage of the total number of days in such month.

      9. INDEPENDENT CONTRACTOR. In the performance of its duties hereunder, the Adviser is and shall be an independent contractor and, unless otherwise expressly provided herein or otherwise authorized in writing, shall have no authority to act for or represent the Fund in any way or otherwise be deemed to be an agent of the Fund.

      10. ASSIGNMENT AND AMENDMENTS. This Agreement shall automatically terminate, without the payment of any penalty, in the event of its assignment (as defined in section 2(a)(4) of the 1940 Act); provided that such termination shall not relieve the Adviser of any liability incurred hereunder.

      This Agreement may not be added to or changed orally and may not be modified or rescinded except by a writing signed by the parties hereto and in accordance with the 1940 Act, when applicable.

      11. OTHER SERVICES. The Fund understands that the Adviser, and each of its managers, members, principals, employees, directors, officers and affiliates may perform investment advisory services for clients other than the Fund; may own, purchase, or sell securities or other interests in property which are the same, similar to, or different from those which the Adviser recommends, purchases, or sells for the Fund; and in rendering investment management and advisory services to others, shall be free to give, advise, and take action in the performance of its or their duties to other clients and to take action with respect to investments in securities or other interests in property which may be the same as, or may differ from, recommendations or advice given, or the timing or nature of action taken, with respect to the Fund. Nothing in this Agreement shall be deemed to impose upon the Adviser any obligation to purchase or sell or to recommend for purchase or sale for the Fund any security or other property which the Adviser or its managers, members, principals, employees, directors, officers and affiliates may purchase or sell for their own accounts or for the accounts of others.

      12. DURATION AND TERMINATION.

            (a) This Agreement shall become effective as of the date executed and shall remain in full force and effect continually thereafter, subject to renewal as provided in

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      Section 11(d) and unless terminated automatically as set forth in Section
      10 hereof or until terminated as follows:

            (b) The Fund may cause this Agreement to terminate either (i) by vote of its Board or (ii) upon the affirmative vote of a majority of the outstanding voting securities of the Fund; or

            (c) The Adviser may at any time terminate this Agreement by not more than sixty (60) days' nor less than thirty (30) days' written notice delivered or mailed by registered mail, postage prepaid, to the Fund; or

            (d) This Agreement shall automatically terminate two years from the date of its execution unless its renewal is specifically approved at least annually thereafter by (i) a majority vote of the Directors, including a majority vote of such Directors who are not interested persons of the Fund or the Adviser, at a meeting called for the purpose of voting on such approval; or (ii) the vote of a majority of the outstanding voting securities of the Fund; provided, however, that if the continuance of this Agreement is submitted to the shareholders of the Fund for their approval and such shareholders fail to approve such continuance of this Agreement as provided herein, the Adviser may continue to serve hereunder as to the Fund in a manner consistent with the 1940 Act and the rules and regulations thereunder; and

      Termination of this Agreement pursuant to this Section shall be without payment of any penalty.

      In the event of termination of this Agreement for any reason, the Adviser shall, immediately upon notice of termination or on such later date as may be specified in such notice, cease all activity on behalf of the Fund and with respect to the Assets, except as otherwise required by any fiduciary duties of the Adviser under applicable law. In addition, the Adviser shall deliver the Fund Books and Records to the Fund by such means and in accordance with such schedule as the Fund shall direct and shall otherwise cooperate, as reasonably directed by the Fund, in the transition of portfolio asset management to any successor of the Adviser.

      13. CERTAIN DEFINITIONS. For the purposes of this Agreement:

            (a) "Affirmative vote of a majority of the outstanding voting securities of the Fund" shall have the meaning as set forth in the 1940 Act, subject, however, to such exemptions as may be granted by the Commission under the 1940 Act or any interpretations of the Commission staff.

            (b) "Interested persons" and "Assignment" shall have their respective meanings as set forth in the 1940 Act, subject, however, to such exemptions as may be granted by the Commission under the 1940 Act or any interpretations of the Commission staff.

      14. LIABILITY OF THE ADVISER. Except as set forth below, the Adviser and each of its managers, members, principals, employees, directors, officers and affiliates shall not be liable for any error of judgment, mistake of law or action performed or omitted to be performed in

                                       8
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managing the Assets, including, without limitation, any loss arising out of any investment or act or omission in the execution of securities transactions for the Assets, to the extent that such act or omission is not the result of the Adviser's breach of the Agreement, willful misfeasance, bad faith, or gross negligence. The Adviser shall have no responsibility with respect to any assets of the Fund other than the Assets and shall not be responsible for any indirect, consequential, special, or punitive damages or any loss incurred by reason of any act or omission of any broker or dealer, the Custodian, or other agent or service provider with respect to the Assets. The Adviser will have no responsibilities, liabilities or obligations with respect to determining whether the Fund has authority to enter into this Agreement, and is entitled to fully rely on representations of the Fund that it has received all necessary approvals and authorizations to enter into this Agreement or to grant any authority to the Adviser under this Agreement.

            To the fullest extent permitted by law and without limiting any other remedy available to the Adviser, the Fund shall hold the Adviser and any other corporation and/or partnership with which it is affiliated, directly or indirectly, and any employees, directors, officers and partners thereof harmless and shall indemnify the Adviser and any other such corporation or partnership and employees, directors, officers, and partners thereof against any and all costs, expenses, liability or loss, including legal expenses which they may incur or suffer, if and to the extent such costs, expenses, liability or loss are caused by the inaccuracy or breach by the Fund of any of the provisions of this Agreement.

            Except insofar as the same may result from the Adviser's or the Adviser's employees' breach of this Agreement, willful misfeasance, bad faith or gross negligence, the Fund agrees to indemnify the Adviser against all costs, losses, claims and expenses which may be incurred by the Adviser or its employees arising out of the Adviser or its employees acting in good faith in reliance upon an instruction given in accordance with this Agreement.

            The Adviser shall indemnify and hold harmless the Fund and all affiliated persons thereof (within the meaning of Section 2(a)(3) of the 1940
Act) and all controlling persons (as described in Section 15 of the 1933 Act) against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) by reason of or arising out of
(a) the Adviser being in material violation of any applicable federal or state law, rule or regulation or any investment policy or restriction set forth in the Funds' Registration Statement or any written guidelines or instruction provided in writing by the Board, (b) the Assets' failure to satisfy the diversification or source of income requirements of Subchapter M of the Code, or (c) the Adviser's willful misfeasance, bad faith or gross negligence generally in the performance of its duties hereunder or its reckless disregard of its obligations and duties under this Agreement.

            Nothing in this Agreement shall be effective to constitute a waiver by the Fund of compliance with any provision of the Advisers Act, or any rule, regulation, or order thereunder.

      15 ENFORCEABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms or provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

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

      16. JURISDICTION. This Agreement shall be governed by and construed in accordance with the substantive laws of Commonwealth of Pennsylvania and the Adviser consents to the jurisdiction of courts, both state or federal, in Pennsylvania, with respect to any dispute under this Agreement.

      17. PARAGRAPH HEADINGS. The headings of paragraphs contained in this Agreement are provided for convenience only, form no part of this Agreement and shall not affect its construction.

      18. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have caused this instrument to be signed on their behalf by their duly authorized officers as of the date first above written.

                              THE FINANCE COMPANY OF PENNSYLVANIA

                              By: ______________________________________
                                  Name: Charles E. Mather III
                                  Title: President

                              SCHRODER INVESTMENT MANAGEMENT NORTH AMERICA INC.

                              By: ______________________________________
                                  Name:
                                  Title:

                                       10
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                                   SCHEDULE A
                                     TO THE
                          INVESTMENT ADVISORY AGREEMENT
                                     BETWEEN
                       THE FINANCE COMPANY OF PENNSYLVANIA
                                       AND
                SCHRODER INVESTMENT MANAGEMENT NORTH AMERICA INC.

                              DATED APRIL 29, 2005

The Fund will pay the Adviser as compensation for the Adviser's services rendered, a fee, at an annual rate of 0.30% (30 basis points) payable monthly in arrears on the last day of each month (the "Fee"). The Fee will be determined based upon the value of the Assets (as defined in the Agreement) at the end of the month immediately preceding the date of payment (the "Portfolio Value"). The Portfolio Value shall equal the market value of such Assets, which shall be computed in the same manner as that used to establish the net asset value of Fund shares.

                                      A-1